EXHIBIT 23.2


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                                                                 Arthur Andersen
                                                              Luboshitz Kasierer






                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
RADVision Ltd.
Tel Aviv, Israel


We  hereby  consent  to the  incorporation  by  reference,  in the  Registration
Statement on Form S-8 of RADVision Ltd. (the "Company") relating to the registration of 590,000 Ordinary Shares, par value NIS 0.1 per share, of the Company authorized for issuance under its 2000 Employee Stock Option Plan, of our report dated, February 5, 2001, relating to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 1998, 1999 and 2000, which report appears in the Company's annual report on Form 20-F for the fiscal year ended December 31, 2000.



                                              /s/ Luboshitz Kasierer
                                                  Luboshitz Kasierer
                                              Member Firm of Arthur Andersen


Tel Aviv, Israel
July 30, 2001